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                                                                   EXHIBIT 10.18

STATE OF GEORGIA

COUNTY OF FORSYTH

                                     LEASE


   THIS LEASE, made this 24th day of July, 1998, between TECHNOLOGY PARK/ATLANTA, INC.,a Georgia Corporation (hereinafter called "Lessor"), and SQL FINANCIALS INTERNATIONAL, INC., a Delaware Corporation (hereinafter called "Lessee");


                          W I T N E S S E T H:  THAT,


   WHEREAS, Lessor is the owner of that certain building situated at 3970 Johns Creek Court, Suwanee, Forsyth County, Georgia (hereinafter called the "Building") and located on the property (hereinafter called the "Land"; the Land and the Building are herein collectively called the "Property") described on EXHIBIT "A", attached hereto and by this reference incorporated herein; and

   WHEREAS, Lessee wishes to lease from Lessor approximately 86,970 rentable square feet (83,717 usable square feet) of the Building (which is leased to the Building roof overhang), which area is outlined in red on the diagram marked EXHIBIT "B", attached hereto and by this reference incorporated herein and made a part hereof (hereinafter called the "Premises");

   NOW, THEREFORE, in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee as hereinafter set forth, Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, the Premises. Lessor has not made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business. No easement for light or air is included in the Premises.

   FOR AND IN CONSIDERATION of the leasing of the Premises as aforesaid, the parties hereby covenant and agree as follows:

   1. TERM. Subject to Section 1.2 and Section 22 hereof, the term (hereinafter called the "Lease Term") of this Lease shall commence on January 1, 1999 (hereinafter called the "Commencement Date") and, unless sooner terminated pursuant to the provisions hereof, shall expire at 11:59 p.m. on the day before the date which is seven (7) years and three (3) months after the Commencement Date.

   2.  RENT.

        2.1 Subject to Section 10.1, the annual base rental (hereinafter called "Annual Base Rental") for the Premises shall be NINE HUNDRED THIRTEEN THOUSAND ONE HUNDRED EIGHTY-FIVE AND NO/100 DOLLARS ($913,185.00). The Annual Base Rental shall be payable in equal monthly installments of SEVENTY SIX THOUSAND NINETY-EIGHT AND 75/100 DOLLARS ($76,098.75) (hereinafter called "Base Rent") in advance on the first day of each and every calendar month during the Lease Term. Base Rent shall be prorated at the rate of 1/30th of the Base Rent per day for any partial month. Beginning on the first (1st) anniversary of the Commencement Date and on each such anniversary thereafter throughout the Lease Term, the Annual Base Rental and Base Rent shall automatically increase by an amount equal to three percent (3%) over the preceding twelve month's Annual Base Rental, and Base Rent. Notwithstanding the foregoing of this Section 2.1, Base Rent for the first three (3) months of the Lease Term shall be $1.00 for each month.

        2.2 Lessee shall pay the rent and all other sums, amounts, liabilities, and obligations which Lessee herein assumes or agrees to pay (whether designated Base Rent, additional rent, costs, expenses, damages, losses, or
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otherwise) (all of which are hereinafter called "Amount Due") as herein provided promptly at the times and in the manner herein specified without deduction, setoff, abatement, counterclaim, or defense, except as otherwise provided for in this Lease. If any Amount Due is not received by Lessor within five (5) days after written notice following the date on which it is due, Lessee shall pay Lessor a late charge equal to five percent (5%) of the amount of such past due payment, notwithstanding the date on which such payment is actually paid to Lessor. If such Amount Due is not paid within thirty (30) days of the date on which it was originally due, then, in addition to such late charge, Lessee shall pay Lessor interest on such Amount Due from the date on which it was originally due until the date it is actually paid at a rate per annum equal to the lesser of (i) the prime rate of interest announced by Wachovia Bank, N.A., or its successors, from time to time for 90-day unsecured loans to its best commercial customers plus five percent (5%) or (ii) the maximum rate permitted by applicable law. Any such late charge and interest shall be due and payable at the time of actual payment of the Amount Due. Any Amount Due payable to Lessor by Lessee shall be paid in cash or by check at the office of Lessor, c/o Technology Park/Atlanta, Inc., Suite 150, 11555 Medlock Bridge Road, Duluth, Georgia 30097, or at such other place or places as Lessor may from time to time designate in writing.

   3.  INTENTIONALLY DELETED

   4.  SHARED EXPENSES.

        4.1 During the Lease Term, Lessee shall pay as additional rent Lessee's Proportionate Share (as hereinafter defined) of Shared Expenses (as hereinafter defined). Lessee shall also pay as additional rent all other charges, costs and expenses not included within Shared Expenses which are incurred by Lessor as a result of any use of the Premises by Lessee. Lessee's Proportionate Share of Shared Expenses shall be prorated as necessary for any year during which this Lease is effective for less than the full twelve month calendar year. Shared Expenses shall be calculated on an accrual basis.

        4.2 "Total Rentable Area" shall mean all space within the Building designed and designated for individual tenant occupancy whether such space is currently subject to a lease by an individual tenant or not, including areas used in common with other tenants of the Building, if any. The parties hereby acknowledge that the Total Rentable Area within the Building is 130,783 rentable square feet.

        4.3 "Lessee's Proportionate Share" shall mean that proportion of the Shared Expenses that the area of the Premises bears to the Total Rentable Area of the Building. Specifically, the parties acknowledge that the Premises occupied by Lessee are 86,970 square feet out of a Total Rentable Area of 130,783 rentable square feet; therefore, for any applicable period, the Lessee's Proportionate Share of Shared Expenses, to be paid by Lessee to Lessor, is 66.5%.

        4.4 For purposes of this Lease, the term "Shared Expenses" shall mean the operating and maintenance expenses incurred by Lessor pertaining to all areas of the Building and the Land used in common with other tenants of the Building, including, but not limited to, the exterior structure, walls and roof of the Building, areas used in common by tenants, lawns, gardens, sidewalks, driveways and parking lots (herein collectively called the "Common Area"). Shared Expenses shall include, but not be limited to:

          4.4.1 The wages and salaries of all employees directly engaged in the operation and maintenance of the Common Area, including employers' Social Security taxes, unemployment, and other employment taxes which may be levied on or with respect to such wages and salaries, and attributable overhead expenses.

          4.4.2 All janitorial and other cleaning expenses and office supplies and materials used in the operation and maintenance of the Common Area by Lessor.

          4.4.3 The cost of water, sewer, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Lessor for the Common Area and the cost of maintaining the systems supplying the same.

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          4.4.4  The cost of all agreements for maintenance and service of the
Common Area, including, but not limited to, agreements relating to pest control and the cleaning and maintenance of equipment.

          4.4.5 The cost of all sprinkler systems, fire extinguishers, fire hoses, security services and protective services or devices rendered to or in connection with the Land and the Building or any part thereof.

          4.4.6 Insurance premiums for insurance for the Building and Land required to be maintained by Lessor hereunder or which Lessor deems appropriate (exclusive of additional premiums caused and paid for by Lessee or other tenants of the Building).

          4.4.7 The cost of repairs and general maintenance of the Common Area and Land, including, but not limited to: maintenance of common areas and facilities; lawn mowing, gardening, landscaping and irrigation of landscaped areas; line painting, pavement maintenance, sweeping and sanitary control; removal of snow, trash, rubbish, garbage and other refuse; the cost of personnel to implement such services, to direct parking and to police the common facilities; the cost of exterior and interior painting; and the cost of maintenance of sewers and utility lines.

          4.4.8 The amortization (together with reasonable financing charges) of the cost of installation of capital investment items which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements or maintaining the first class nature of the Property.

          4.4.9 All taxes, assessments and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed or otherwise imposed against the Land, street lights, personal property, or rents, or on the right or privilege of leasing the Land or collecting rents thereon by any federal, state, county or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments attributable to the Building or its operation, including but not limited to any Impositions payable by Lessor pursuant to Section 15 hereof; but exclusive of federal or state income taxes of Lessor.

          4.4.10 All management expenses attributable to the Common Area and Land, including, but not limited to: administrative expenses associated with collecting rent, arranging for and assuring continuity of Common Area services, supervising maintenance or repair, enforcing rules and regulations and generally assuring compliance with the terms of this and other leases; salaries or wages of persons employed or contracted to manage the Building; the cost of supplies and materials, equipment and furnishings necessary for such management functions; the cost of telephone service, attributable overhead expenses and any other expenses and management fees directly relating to the management of the Building. The management fee will not exceed 3% of the Building gross revenue.

          4.4.11 All assessments (if any) assessed against the Land during the Lease Term pursuant to any protective covenants now or hereafter of record against the Land, including, without limitation, any assessments imposed for the maintenance and repair of the common areas of Johns Creek pursuant to the covenants described in Section 26 hereof.

          4.4.12 Those items specified in Section 7.1 hereof which are Lessor's responsibility to maintain.

          4.4.13 Any cost or expense which is normally treated in accordance with generally accepted accounting principals as being of a capital nature shall not be included as Shared Expenses.

          4.4.14 Any cost or expense for which the Lessor receives reimbursement from insurance proceeds (exclusive of the amount of the insurance deductible) shall not be included as a Shared Expense.

        4.5 Nothing contained in this Section 4, including, but not limited to the definition of "Shared Expenses" contained in Section 4.4 hereof, shall imply any duty on the part of Lessor to pay any expense or provide any service, except as otherwise provided for herein.

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        4.6  Prior to the Commencement Date and prior to each December 31 thereafter during the Lease Term, Lessor shall reasonably estimate the amount of Shared Expenses and Lessee's Proportionate Share of Shared Expenses for the ensuing calendar year or (if applicable) fractional portion thereof and notify Lessee in writing of such estimate. Such estimate shall be made by Lessor in the exercise of its sole discretion. The amount of additional rent specified in each such notification shall be paid by Lessee to Lessor in equal monthly installments in advance on the Commencement Date and on the first day of each calendar month thereafter during the Lease Term, at the same time and in the same manner as Base Rent.

        4.7 On or before each March 1 during the Lease Term, Lessor shall advise Lessee of the amount of actual Shared Expenses for such prior calendar year or fractional part thereof (if applicable). If Lessee's Proportionate Share of Shared Expenses for such calendar year proves to be greater than the estimated amount, Lessor shall invoice Lessee for the deficiency as soon as practicable after the amount of underpayment as been determined, and Lessee shall pay such deficiency to Lessor within thirty (30) days following its receipt of such invoice. If, however, Lessee's Proportionate Share of Shared Expenses for such calendar year is lower than the estimated amount, Lessee shall receive a credit toward the next ensuing monthly payment of the estimated amount of Lessee's Proportionate Share of Shared Expenses in an amount of such overpayment, provided however, that in the event of the expiration or other termination of this Lease, Lessee shall be refunded such overpayment as soon as practicable thereafter after the amount of overpayment has been determined but in no event not later than thirty (30) days after the date of such expiration or other termination.

        4.8 Lessee may, only one (1) time during a consecutive twelve (12) month period and upon ten (10) days' prior written notice to Lessor, at Lessee's expense and at any reasonable time, audit the books and supporting documentation of Lessor pertaining exclusively to the calculation of Shared Expenses. If Lessee disputes the amount of additional rent due pursuant to Section 4.7 hereof, Lessee may institute arbitration proceedings and such dispute shall be settled by arbitration in the City of Atlanta, Georgia, by a panel of three members in accordance with the rules then in effect of the American Arbitration Association; provided, however, that Lessee shall immediately pay any disputed amount to Lessor, and if the arbitrators find that Lessee has paid more than Lessee's Proportionate Share of Shared Expenses for the previous calendar year, Lessor shall immediately pay such amount to Lessee. The decision of the arbitrators acting hereunder shall be binding and conclusive upon the parties. Lessor and Lessee shall each pay one-half of the cost of such arbitration; provided, however, that if the arbitrators determine that the arbitration proceedings were not instituted in good faith by Lessee, Lessee shall pay the full cost thereof.

   5.  USE.

        5.1 Lessee (and its permitted assignees and subtenants) shall use the Premises only for general business, administrative, sales, service, and product development, not in violation of the protective or restrictive covenants hereinafter referred to, and for no other purpose without the prior written consent of Lessor. Lessee shall operate its business in the Premises during the entire Lease Term and in a reputable manner in compliance with all applicable laws, ordinances, regulations, covenants, restrictions, and other matters shown on the public records, now in force or hereafter enacted. Lessee will not permit, create, or maintain any disorderly conduct, trespass, noise, or nuisance whatsoever about the Premises which has a tendency to annoy or disturb any persons occupying adjacent premises either within or without the Building.

        5.2 Lessee shall not place or maintain machines, equipment, or other apparatus which causes vibrations or noise that may be transmitted to the Building structure or to any space to such a degree as to be objectionable to Lessor or to any tenant, occupant, or other person in the Building. Lessee shall not make or permit any smoke or odor that is objectionable to the public or to other occupants of the Building, to emanate from the Premises, and shall not create, permit, or maintain a nuisance thereon, and shall not do any act tending to injure the reputation of the Building.

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        5.3  Lessee shall cause all loading and unloading of any goods or materials delivered to or sent from the Premises to be done only in the loading dock area of the Premises or, if no loading dock area is located at the Premises, then at the loading dock area of the Building or such other dock area as Lessor may designate. Under no circumstances shall Lessee allow any goods or materials delivered to or sent from the Premises to be stored on, accumulate on or obstruct the loading dock area, dumpster pad, sidewalks, driveways, parking areas, entrances or other public areas or spaces of the Building or the Property. Lessee acknowledges that violations of this Section 5.3 shall constitute a material breach of this Lease.

        5.4 Lessee shall not perform or permit any work, including, but not limited to, assembly, construction, mechanical work, painting, drying, layout, cleaning, or repair of goods or materials, to be done on the loading dock, sidewalks, driveways, parking areas, landscaped areas of the Building or the Property.

        5.5 Lessee shall not use, handle, store, deal in, discharge, or fabricate any environmentally hazardous wastes, substances or materials as the same are now or hereafter may be defined or classified by any local, state, or federal environmental protection legislation or regulation issued pursuant thereto except for cleaning supplies, toners, and similar materials which are not in reportable quantities as defined and required by Federal or State Laws and in compliance with all applicable laws.

   6.  UTILITIES AND SERVICE.

        6.1 Lessee shall pay during the Lease Term the costs of all utilities furnished to the Premises, including, without limitation, water, gas (if any), electricity, sewer and refuse disposal. To the extent water, sewer and refuse disposal for the Premises and other tenant space within the Building are not separately billed to Lessee and the other tenants of the Building, the costs for such services shall be paid by Lessee to Lessor as a Shared Expense. Lessee shall be solely responsible for the payment of all telephone and cable charges, including, without limitation, the cost of installation at the Premises of all telephone and cable equipment which shall be installed at the request of Lessee. The furnishing of and cost of janitorial services for the Premises shall be the sole responsibility of Lessee.

        6.2 Except in the event of Lessor's negligence or willful misconduct, Lessor shall not be held liable for any damage or injury suffered by Lessee or by any of Lessee's licensees, agents, invitees, servants, employees, contractors, or subcontractors or any other person or entity engaged, invited, or allowed to come onto the Premises by Lessee (hereinafter collectively referred to as "Lessee Parties"), resulting directly, indirectly, proximately, or remotely from the installation, use, or interruption of any utility service to the Premises or Building, including, but not limited to, temporary failure to supply any heating, air conditioning, electrical, water, or sewer services, or any of them. No temporary failure to provide services shall relieve Lessee from fulfillment of any covenant of this Lease, including, without limitation, the covenant to pay any Amount Due in the manner and amounts, and promptly at the times set forth herein.

   7.  MAINTENANCE.

        7.1 Lessor shall not be obligated to maintain or make any repairs or replacements to the Premises during the Lease Term except for the roof, foundation, exterior walls (excluding, however, glass doors), all exterior sewer and exterior utility lines to the Building, and the Common Area, and Lessee covenants and agrees to assume all responsibility of repair and maintenance of the Premises.

        7.2 Upon commencement of the Lease Term, Lessee shall accept (excepting Punch List items) the Premises for its intended use, and Lessee shall, at its sole cost, risk, expense and liability, keep and maintain the Premises in good order and repair, and in compliance with all applicable governmental codes, ordinances and regulations. Lessee shall also (i) keep all sewer and utility lines servicing the Premises, including, without limitation, all sewer connections, plumbing, heating, ventilating and air conditioning equipment and appliances, wiring and glass, in good order and repair; (ii) provide janitorial services for the Premises; and (iii) keep the Premises free from all litter, dirt, debris and obstructions and in a clean and sanitary condition. Lessee shall enter into a contract approved by Lessor

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for the maintenance of all heating, ventilating, and air conditioning equipment located in or serving the Premises. At all times the Premises shall be kept in accordance with the standards then prevailing in Johns Creek and all such maintenance, repair, replacement and work performed pursuant to this section shall be performed in accordance with such standards.

        7.3 At the expiration or other termination of this Lease, Lessee shall surrender the Premises (and the keys thereto) in as good condition as when received, loss by fire or other casualty not the result of any act or omission of Lessee, or ordinary wear and tear only, excepted.

        7.4 Nothing in this Section 7 shall be deemed to relieve Lessee from any liability which Lessee may have to Lessor under the terms of this Lease or otherwise, on account of any damage as may be caused to the Premises or the Building by the negligence or misconduct of Lessee or any of the Lessee Parties.

        7.5 As used in this Section 7, "repair and maintenance" shall include repairs and replacements, and the standard shall be the good, clean and safe condition of a first class business park building in north suburban Atlanta, Georgia.

   8. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, war, or other reason of a like nature other than finance not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of the delay. The provisions of this Section 8 shall not cancel, postpone, or delay the due date of any payment to be made by Lessee hereunder, nor operate to excuse Lessee from prompt payment of any Amount Due required by the terms of this Lease.

   9.  PROPERTY AND LIABILITY INSURANCE.

        9.1 Throughout the Lease Term, Lessor will insure the Building (excluding foundations and excavations), the Building standard leasehold improvements, and the machinery, boilers, and equipment contained therein owned by Lessor (excluding any property Lessee is obliged to insure pursuant to Section 9.3 below) against damage by fire and the perils insured in the standard all risk coverage endorsement, subject to Section 4. Lessor shall also, throughout the Lease Term, carry public liability insurance with respect to the ownership and operation of the Building.

        9.2 Lessee shall comply with all insurance regulations so the lowest fire, extended coverage, and liability insurance rates available for use of the Building as normal office space may be obtained by Lessor and will not use or keep any substance or material in or about the Premises which may vitiate or endanger the validity of insurance on the Building, increase the hazard or the risk beyond that for a normal business park building, or result in an increase in premium on the insurance on the Building. If any insurance policy upon the Premises or the Building or any part thereof shall be canceled or shall be threatened by the insurer to be canceled, the coverage thereunder reduced or threatened to be reduced, or the premium therefor increased or threatened to be increased in any way by the insurer by reason of the use and occupation of the Premises by Lessee or by any assignee or subtenant of Lessee and if Lessee fails to remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof within twenty-four (24) hours after notice thereof by Lessor, Lessor may, at its option, do any one of the following:

          9.2.1  Declare a default by Lessee, and thereupon the provisions of
Section 12 shall apply; or

          9.2.2 Enter upon the Premises and remedy the condition giving rise to the cancellation, reduction, or premium increase or threat thereof, and in such event, Lessee shall forthwith pay the cost thereof to Lessor as additional rent; and if Lessee fails to pay such cost, Lessor may declare a default by Lessee and thereupon the

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provisions of Section 12 shall apply (Lessor shall not be liable for any damage or injury caused to any property of Lessee or of others located on the Premises as a result of the reentry); or

          9.2.3 If the sole action taken by the insurer is to raise the premium or other monetary cost of the insurance, demand payment from Lessee of the premium or other cost as additional rent hereunder, and if Lessee fails to pay the increase to Lessor within ten (10) days of written demand by Lessor, Lessor may declare a default by Lessee and thereupon the provisions of Section 12 shall apply. Lessee acknowledges that it has no right to receive any proceeds from any insurance policies carried by Lessor and that such insurance will be for the sole benefit of Lessor with no coverage for Lessee for any risk insured against.

        9.3 Lessee shall, during its occupancy of the Premises and during the entire Lease Term, at its sole cost and expense, obtain, maintain, and keep in full force and effect, and with Lessee, Lessor, and Lessor's mortgagees named as additional insureds therein as their respective interests may appear, the following types and kinds of insurance:

          9.3.1 Upon property of every description and kind owned by Lessee and located in the Building or for which Lessee is legally liable or which was installed by or on behalf of Lessee, including, without limitation, furniture, fittings, installations, alterations, additions, partitions, and fixtures (excluding, however, those improvements, if any, installed by Lessor in accordance with Section 10.1 hereof), against all risk of loss in an amount not less than one hundred percent (100%) of the full replacement cost thereof;

          9.3.2 Public liability insurance in an amount not less than $1,000,000.00 for any one occurrence or such higher limits as Lessor may reasonably require from time to time; the insurance shall include coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Lessee of owned, non-owned, or hired automobiles and other vehicles for a limit not less than that specified above; and shall also include coverage for "Fire Legal" liability with respect to the Premises in an amount not less than $100,000 or such higher limits as Lessor may reasonably require from time to time.

          9.3.3 Workers' compensation insurance in the amount required by law to protect Lessee's employees; and

          9.3.4 Any other form or forms of insurance that Lessor may reasonably require from time to time, in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

        9.4 All insurance policies shall be taken out with companies acceptable to Lessor licensed and registered to operate in the State of Georgia and in form reasonably satisfactory to Lessor. The insurance may be by blanket insurance policy or policies. Lessee shall deliver certificates evidencing the insurance policies and any endorsement, rider, or renewal thereof, to Lessor.
Certificates evidencing renewals shall be delivered to Lessor no later than fifteen (15) days after each renewal, as often as renewal occurs, and in no event less than fifteen (15) days prior to the date on which the policy would otherwise expire. All insurance policies shall require the insurer to notify Lessor and Lessor's mortgagees in writing thirty (30) days prior to any material change, cancellation, or termination thereof.

        9.5 Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured or insurable (whether or not such insurance is obtained) in policies of fire and extended coverage insurance covering such property even if such loss or damage shall have been caused by the fault or negligence of the other party, or any one for whom such party may be responsible (other than acts, such as intentional wrongdoing or criminal conduct, that are not waived in the standard waiver of subrogation provision in commercial property insurance at the time of the loss or damage).

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   10.  ALTERATIONS AND IMPROVEMENTS.

        10.1 Lessor shall improve the Premises in accordance with working drawings to be approved by Lessee and Lessor prior to commencement of construction. Lessor shall have such work performed promptly, diligently and in a good and workmanlike manner. Lessor shall provide Lessee with an allowance (the "Allowance") of ONE MILLION SEVEN HUNDRED THIRTY-NINE THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($1,739,400.00) ($20.00 per rentable square foot) for the design, supervision and construction of the improvements to the Premises in accordance with such drawings, including, without limitation, all costs of design, all costs of materials and labor to install such improvements, (Lessor will not charge an overhead and supervisory fee for initial design and construction), and Lessor will pay all such costs as and when incurred by Lessor
on a timely basis to the extent of the Allowance.   Lessor shall provide at
Lessor's expense, the base Building improvements which include the slab, four exterior walls, roof, main sprinkler lines, standard window blinds, dock high loading doors, and exterior improvements, and does not include alteration of loading dock doors, striping parking on the truck court, mechanical systems, electrical distribution or plumbing (excepting main domestic water and sewer lines). If such costs should exceed the Allowance, then on the Commencement Date Lessee shall pay for all such costs in excess of the Allowance, except that Lessee may, by written notice delivered to Lessor no less than ten (10) days after approval of the plans and specifications by Lessee for any such improvement that would cause the Allowance to be exceeded, elect to amortize up to a total of (but not to exceed) $5.00 per rentable square feet of the Premises of such costs over the Lease Term at a factor of 11%, with such additional amount to be deemed so to increase the Annual Base Rental and Base Rent under the Lease. Any failure by Lessee so to give such notice shall be deemed an election to pay for such costs on the Commencement Date. Prior to the Lease Commencement Date, Lessor and Lessee will inspect the Premises to determine any deficiencies in construction of the improvements ( the "Punch List") and Lessor will work diligently to correct; or start to correct, Punch List items within thirty (30) days following their disclosure. Lessor shall withhold ten percent (10%) of the Allowance from the general contractor until such time as the Punch List items have been completed.

          10.1.1 The Lessor and Lessee agree to work diligently to complete final architectural, mechanical, electrical, plumbing, and finish schedule construction drawings by August 24, 1998 and, to price, permit, and issue a release for construction by August 31, 1998. The Lessor will make a reasonable effort to provide early access to the Premises for the purpose of installing telecommunications and computer network cabling, and to begin installation of modular furniture. In the event the Lessor has not received a complete set of construction drawings which have been approved, permitted and released for construction by Lessee by August 31, 1998, then the extent of the delay from said date shall correspondingly delay those dates included in Section 1 and
Section 22 hereof. Any such delays other than those prescribed in Section 22 shall not extend or delay the payment of Base Rent as prescribed in Section 2.1.

          10.1.2 Any contractor/supplier warranties applying to work or materials performed by Lessor on behalf of Lessee shall be assigned to Lessee.

          10.1.3 Lessor and Lessee will cooperatively work together with the contractor to timely satisfy any punch list items which have not been completed prior to the Commencement Date.

        10.2 Lessee shall not make any alterations, additions, or improvements in or to the Premises, nor install or attach fixtures in or to the Premises, without the prior written consent of Lessor, which consent Lessor shall not unreasonably withhold, delay or condition. All alterations, additions, or improvements made, installed in, or attached to the Premises by Lessee, upon the consent specified above, shall be made at Lessee's expense in a good and workmanlike manner, strictly in accordance with the plans and specifications approved by Lessor, all applicable laws, ordinances, regulations, and other requirements of any appropriate governmental authority, and any applicable covenants or other restrictions. Prior to the commencement of any such work, Lessee shall deliver to Lessor certificates issued by insurance companies licensed and registered to operate in the State of Georgia evidencing that workers' compensation insurance and public liability insurance, all in amounts satisfactory to Lessor, are in force and effect and maintained by all contractors and subcontractors engaged by Lessee to perform the work.

        10.3 Lessee shall keep the Premises free from all liens, preliminary notices of liens, right to liens, or claims of liens of contractors, subcontractors, mechanics, or materialmen for work done or materials furnished to the Property at the request of Lessee. Whenever and so often as any such lien shall attach or claims or notices thereof shall be filed against the Property or any part thereof as a result of work done or materials furnished to the Property at the request of Lessee, Lessee shall, within ten (10) days after Lessee has notice of the claim or notice of lien, cause it to be discharged of record, which discharge may be accomplished by deposit or bonding proceedings. If Lessee shall fail to cause the lien, or such claim or notice thereof, to be discharged within the ten-day period, then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of the lien, or claim or notice thereof, by deposit or bonding proceedings. Any amount so paid by Lessor and all costs and expenses, including, without limitation, attorneys' fees, incurred by Lessor in connection therewith shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor together with interest thereon at the rate set forth in Section
2.2 hereof from the date it was paid by Lessor. Lessee shall not have the authority to subject the interest or estate of Lessor to any liens, rights to liens, or claims of liens for services, materials, supplies, or equipment furnished to Lessee, and all persons contracting with Lessee are hereby charged with notice that they must look to Lessee and to Lessee's interest only to secure payment.

        10.4 All alterations, additions, or improvements, including, but not limited to, fixtures, partitions, counters, and window and floor coverings, which may be made or installed by either of the parties hereto upon the Premises, irrespective of the manner of annexation, and irrespective of which party may have paid the cost thereof, excepting only movable office furniture and shop equipment put in at the expense of Lessee, shall be the property of Lessor, and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or other termination of this Lease, without disturbance, molestation, or injury. Notwithstanding the foregoing, however, Lessor may elect that any or all installations made or installed by or on behalf of Lessee be removed at the end of the Lease Term, and, if Lessor so elects, it shall be Lessee's obligation to restore the Premises to the condition they were prior to the alterations, additions, or improvements on or before the expiration or other termination of this Lease. Such removal and restoration shall be at the sole expense of Lessee. Further, notwithstanding anything contained herein to the contrary except as otherwise provided in Section 9.3.1 hereof, Lessor shall be under no obligation to insure the alterations, additions, or improvements or anything in the nature of a leasehold improvement made or installed by or on behalf of Lessee, the Lessee Parties, or any other person, and such improvements shall be on the Premises at the risk of Lessee only.

        10.5 In the event Lessor makes any capital investment, major structural repairs or improvements in or to the Premises or Building which are required due to any act or omission of Lessee or any of the Lessee Parties, any and all cost and expenses incurred by Lessor in making the capital investment, major structural repairs, or improvements shall constitute additional rent payable by Lessee under this Lease and shall be paid by Lessee in full on demand of Lessor, together with interest thereon from the date of the demand at the rate set forth in Section 2.2 hereof.

   11.  ASSIGNMENT OR SUBLETTING.

        11.1 Lessee shall not assign this Lease, or any interest herein, or sublet or allow any other person, firm, or corporation to use or occupy the Premises, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld or delayed. Lessor shall have the right to make such investigations as it deems reasonable and necessary in determining the acceptability of the proposed assignee or subtenant. Such investigations may include inquiries into the financial background, business history, capability of the proposed assignee or subtenant in its line of business, and the quality of its operations. Under no circumstances shall Lessor be obligated to consent to the assignment of this Lease or the subletting of the Premises to any entity whose operations violate the restrictive covenants described in Section 26 hereof. Lessee shall provide to Lessor such information as Lessor may reasonably require to enable it to determine the acceptability of the proposed assignee or subtenant, including information concerning all of the foregoing matters, and Lessor shall have no obligation to consent to any assignment or subletting unless it has received from Lessee (at no cost or expense to Lessor) the most recent audited financial statements of the proposed assignee or subtenant, a copy of the proposed sublease or assignment agreement (to be followed by a copy of the fully executed agreement upon execution), and such other information as Lessor reasonably requires. For purposes of this Section 11, the acquisition by any person or entity of more than fifty percent (50%) of the outstanding and issued voting stock of Lessee shall be deemed an assignment within the meaning of and be governed by this Section. No assignment or subletting (with or without the consent of Lessor) shall release Lessee from its obligations under this Lease nor shall Lessee permit this Lease or any interest herein or in the tenancy hereby created to become vested in or owned by any other person, firm, or corporation by operation of law or otherwise. The power of Lessor to give or withhold its consent to any assignment or subletting shall not be exhausted by the exercise thereof on one or more occasions, but shall be a continuing right and power with respect to any type of transfer, assignment or subletting.

        11.2 If Lessee shall assign this Lease or sublet the Premises in any way not authorized by the terms hereof, the acceptance by Lessor of any Amount Due from any person claiming as assignee, sublessee, or otherwise shall not be construed as a recognition of or consent to the assignment or subletting or as a waiver of the right of Lessor thereafter to collect any rent from Lessee, it being agreed that Lessor may at any time accept any Amount Due under this Lease from any person offering to pay it without thereby acknowledging the person so paying as a lessee in place of Lessee herein named, and without releasing Lessee from the obligations of this Lease, and without recognizing the claims under which such person offers to pay any Amount Due, but it shall be taken to be a payment on account by Lessee.

   12.  DEFAULTS.

        12.1 In the event that (I) Lessee shall fail to pay the Base Rent or any other Amount Due for more than five (5) days after Lessor's written notice of such failure, or (ii) Lessee shall fail to comply with any of the terms, covenants, conditions, or agreements herein contained or any of the rules and regulations now or hereafter established for the government of the Building and such failure to comply continues for ten (10) days after Lessor's written notice to Lessee thereof, or (iii) Lessee shall fail for more than thirty (30) days after written notice thereof from Lessor to Lessee to comply with any term, provision, condition or covenant of any other agreement between Lessor and Lessee; or shall not have diligently undertaken to cure the cause of default; then Lessor shall have the option, but not the obligation, to do any one or more of the following in addition to, and not in limitation of, any other remedy permitted by law, in equity or by this Lease:

          12.1.1 Terminate this Lease, in which event Lessee shall surrender the Premises to Lessor immediately upon expiration of ten (10) days from the date of the service upon Lessee of written notice to that effect, without any further notice or demand. In the event Lessor shall become entitled to the possession of the Premises by any termination of this Lease herein provided, and Lessee shall refuse to surrender or deliver up possession of the Premises after the service of such notice, then Lessor may, without further notice or demand, enter into and upon the Premises, or any part thereof, and take possession of and repossess the Premises as Lessor's former estate, and expel, remove, and put out of possession Lessee and its effects, using such help, assistance and force in so doing as may be needful and proper, without being liable for prosecution or damages therefor, and without prejudice to any remedy allowed by law available in such cases. Lessee shall indemnify Lessor for all loss, cost, expense, and damage which Lessor may suffer by reason of the termination, whether through inability to relet the Premises, or through decrease in rent or otherwise. In the event of such termination, Lessor may, at its option, recover forthwith as damages a sum of money equal to the total of (a) the cost of recovering the Premises (including, without limitation, attorneys' fees and cost of suit), (b) the unpaid rent earned at the time of termination, plus late charges and interest thereon at the rate specified in Section 2.2 hereof, (c) the present value (discounted at the rate of 8% per annum) of the balance of the rent for the remainder of the Lease Term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, and (d) any other sum of money and damages owed by Lessee to Lessor.

          12.1.2 Without terminating this Lease, retake possession of the Premises and rent the Premises, or any part thereof, for such term or terms and for such rent and upon such conditions as Lessor may, in its sole discretion, think best, making such changes, improvements, alterations, and repairs to the Premises as may be required. All rent received by Lessor from any reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Lessee; second, to the payment of any costs and expenses of the reletting, including but not limited to brokerage fees, attorneys' fees and costs of such changes, improvements, alterations, and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent or damage as they may become due and payable hereunder. If the rent received from the reletting during the Lease Term is at any time insufficient to cover the costs, expenses, and payments enumerated above, Lessee shall pay any deficiency to Lessor, as often as it shall arise, on demand.

          12.1.3 Correct or cure the default and recover any amount expended in so doing, together with interest thereon until paid.

          12.1.4 Recover any and all costs incurred by Lessor arising out of or resulting from the default, including but not limited to reasonable attorneys' fees.

        12.2 In addition to any other rights which Lessor may have, Lessor, in person or by agent, may enter upon the Premises and take possession of all or any part of Lessee's property in the Premises, and may sell all or any part of such property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the property sold to him. The proceeds of the sale of the property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including, without limitation, attorneys' fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law. Such sale shall bar Lessee's right of redemption.

        12.3 In the event of a default under this Lease by Lessee, Lessor shall be entitled to all equitable remedies, including, without limitation, injunction and specific performance.

        12.4 Pursuit of any of the remedies herein provided shall not preclude the pursuit of any other remedies herein provided or any other remedies provided at law or in equity. Failure by Lessor to enforce one or more of the remedies herein provided shall not be deemed or construed to constitute a waiver of any default, or any violation or breach of any of the terms, provisions, or covenants herein contained.

   13. BANKRUPTCY. The filing or preparation for filing by or against Lessee of any petition in bankruptcy, insolvency, or for reorganization under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or an adjudication that Lessee is insolvent, bankrupt, or an issuance of an order for relief with respect to Lessee under the Federal Bankruptcy Code, any other federal or state law now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the execution by Lessee of a voluntary assignment for the benefit of, or a transfer in fraud of, its general creditors, or the failure of Lessee to pay its debts as they mature, or the levying on under execution of the interest of Lessee under this Lease, or the filing or preparation for filing by Lessee of any petition for a reorganization under the Federal Bankruptcy Code, or for the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter relating to insolvency, bankruptcy, or debtor relief, or the appointment of a receiver or trustee for a substantial part of Lessee's assets or to take charge of Lessee's business, shall automatically constitute a default in this Lease by Lessee for which Lessor may, at any time or times thereafter, at its option, exercise any of the remedies and options provided to Lessor in Section 12 hereof; provided, however, that if such petition be filed by a third party against Lessee, and Lessee desires in good faith to defend against the petition and is not in any way in default of any obligation hereunder at the time of filing the petition, and Lessee within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing the petition, then this Lease shall be fully reinstated as though the petition had never been filed. In the event Lessor elects to terminate this Lease as provided for in this Section, Lessee shall pay forthwith to Lessor as liquidated damages, the difference between the unpaid rent reserved in this Lease at the time of such termination and the then reasonable rental value of the Premises for the balance of the Lease Term, and Lessee acknowledges that said sum is reasonable and shall not be construed as a penalty.

   14.  DAMAGE AND CONDEMNATION.

        14.1 In the event during the Lease Term the Premises are damaged by fire or other casualty, but to such an extent that repairs and rebuilding can reasonably be completed within one hundred twenty (120) days of the date of the event causing the damage, Lessor may, at Lessor's option within sixty (60) days of such event, elect to repair and rebuild the Premises. If Lessor elects to repair and rebuild the Premises, this Lease shall remain in full force and effect, but Lessor may require Lessee temporarily to vacate the Premises while they are being repaired and, subject to the provisions of this Section 14.1, rent shall abate during this period to the extent that the Premises are untenantable; provided, however, that Lessor shall not be liable to Lessee for any damage or expense which temporarily vacating the Premises may cause Lessee. If the Premises are not repaired, rebuilt, or otherwise made suitable for occupancy by Lessee within the aforesaid one hundred twenty (120) day period, Lessee shall have the right, by written notice to Lessor within ten (10) days of such period, to terminate this Lease, in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. If within the aforesaid sixty (60) day period Lessor elects not to repair and rebuild the Premises or if the Building or any part thereof be so damaged that the Premises are untenantable and in Lessor's reasonable opinion, which shall be given to Lessee within thirty (30) days of such casualty, the repairs and rebuilding cannot be completed within one hundred twenty (120) days of the date of the event causing the damage, then within fourteen (14) days of Lessee's receipt of Lessor's opinion that such rebuilding cannot be completed within one hundred twenty (120) days, Lessor or Lessee may by seven (7) days' written notice to the other terminate this Lease in which event rent shall be abated for the unexpired Lease Term, effective as of the date of the written notification, but the other terms and conditions of this Lease shall continue and remain in full force and effect until Lessee shall have vacated the Premises, removed all Lessee's personal property therefrom and delivered peaceable possession thereof to Lessor. Failure by Lessee to comply with any provision of this Section 14.1 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. Notwithstanding any provision of this Lease to the contrary, if the Premises, the Building, or any part thereof are damaged by fire or other casualty caused by or materially contributed to by the gross negligence or wilfull misconduct of Lessee or any of the Lessee Parties, Lessee shall be fully responsible, to the extent not covered by insurance, for repairing, restoring, or paying for the damage as Lessor shall direct and this Lease shall remain in full force and effect without reduction or abatement of rent.

        14.2 In the event the Building shall be taken, in whole or in part, by condemnation or the exercise of the right of eminent domain, or if in lieu of any formal condemnation proceedings or actions, if any, Lessor shall sell and convey the Premises, or any portion thereof, to the governmental or other public authority, agency, body, or public utility, seeking to take the Premises, the Property or any substantial portion thereof which would materially adversely affect Lessee's use and occupancy of the Building, then Lessor, at its option, may terminate this Lease upon twenty (20) days' prior written notice to Lessee and prepaid rent shall be proportionately refunded from the date of possession by the condemning authority. Lessor shall notify Lessee of the commencement of any such condemnation proceeding within fourteen (14) days of Lessor's becoming aware of the same. All damages awarded for the taking, or paid as the purchase price for the sale and conveyance in lieu of formal condemnation proceedings, whether for the fee or the leasehold interest, shall belong to and be the property of Lessor; provided, however, Lessee shall have the sole right to reclaim and recover from the condemning authority, but not from Lessor, such compensation as may be separately awarded or recoverable by Lessee in Lessee's own right on account of any and all costs or loss (including loss of business) to which Lessee might be put in removing Lessee's merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location. Lessee shall execute and deliver any instruments, at the expense of Lessor, that Lessor may deem necessary to expedite any condemnation proceedings, to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the lands and Premises, or any portion thereof. Lessee shall vacate the Premises, remove all Lessee's personal property therefrom and deliver up peaceable possession thereof to Lessor or to such other party designated by Lessor in the aforementioned notice. Failure by Lessee to comply with any provisions of this Section 14.2 shall subject Lessee to such costs, expenses, damages, and losses as Lessor may incur by reason of Lessee's breach hereof. If Lessor chooses not to terminate this

Lease, then to the extent and availability of condemnation proceeds received by Lessor and subject to the rights of any mortgagee thereto, Lessor shall, at the sole cost and expense of Lessor and with due diligence and in a good and workmanlike manner, restore and reconstruct the Premises within one hundred twenty (120) days after the date of the physical taking, and such restoration and reconstruction shall make the Premises reasonably tenantable and suitable for the general use being made by Lessee prior to the taking; provided, however, that Lessor shall have no obligation to restore and reconstruct Lessee's leasehold improvements unless and to the extent that Lessor receives an award of condemnation proceeds specifically designated as compensation for such improvements. Notwithstanding the foregoing, if Lessor has not completed the restoration and reconstruction within one hundred twenty (120) days after the date of physical taking, Lessee, in addition to any other rights and remedies Lessee may have, shall have the right to cancel this Lease. If this Lease continues in effect after the physical taking, the rent payable hereunder shall be equitably adjusted both during the period of restoration and reconstruction and during the unexpired portion of the Lease Term.

        14.3 In the event Lessor, during the Lease Term, shall be required by any governmental authority or the order or decree of any court, to repair, alter, remove, reconstruct, or improve (hereinafter collectively called "Repairs") any part of the Premises, then the Repairs may be made by and at the expense of Lessor (unless resulting from alterations made by Lessee) and shall not in any way affect the obligations or covenants of Lessee herein contained, and Lessee hereby waives all claims for damages or abatement of rent because of the Repairs. If the Repairs shall render the Premises untenantable and if the Repairs are not completed within one hundred twenty (120) days after the date of the notice, requirement, order, or decree, either party hereto upon written notice to the other party given not later than one hundred thirty (130) days after the date of the notice, requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date the Premises were rendered untenantable; provided however that where the requirement by a governmental authority having jurisdiction to repair, alter, remove, reconstruct, or improve any part of the Premises arises out of any act or omission by Lessee, then the Repairs shall be effected promptly at the sole cost and expense of Lessee and there shall not, in any event, be any abatement of rent nor any right in Lessee to terminate this Lease whether or not the completion of the Repairs takes more than one hundred twenty (120) days.

   15.  TAXES.

        15.1 Subject to Lessee's obligation to pay its Proportionate Share thereof as a Shared Expense, Lessor shall pay all taxes, assessments and other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, including any installments thereof (herein called "Impositions"), levied, assessed or otherwise imposed by any lawful authority or payable with respect to the Land or the Building.

        15.2 If at any time during the Lease Term the methods of taxation prevailing at the Commencement Date shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed a tax, assessment, levy, fee or other charge: (I) on or measured by the rents received therefrom; (ii) measured by or based in whole or in part upon the Premises and imposed upon Lessor; or (iii) measured by the rent payable by Lessee under this Lease, then all such taxes, assessments, levies, impositions, charges or fees or the part thereof so measured or based, shall be deemed to be included within the definition of "Impositions". The tax, levy, or other imposition to which reference is made hereinabove shall include sales, excise or similar taxes, but shall not include any net income, franchise, estate or inheritance taxes imposed on Lessor.

        15.3 In the event that a tax or assessment attributable to environmental protection legislation, as distinguished from a tax or assessment in the nature of a real estate property tax, is imposed upon Lessor by a governmental authority having jurisdiction over the Land, which tax or assessment is attributable to a portion of the Common Area being parking facilities available to the Lessee, its servants, agents, employees, invitees, licensees, contractors or subcontractors, such tax or assessment shall be included within the definition of "Impositions".

        15.4 On behalf of Lessor and at Lessee's sole cost and expense, Lessee may contest any assessment or the imposition of any Tax against the Land or the Building. Lessor agrees to execute appeals, petitions, suit papers and other documents legally necessary in connection with any such contest and, at no expense to Lessor, to cooperate reasonably in such proceedings, all upon Lessee's written request. During any such contest, Lessee shall take all steps legally necessary, including payments under protest, to prevent foreclosure and public sale or other divesting of Lessor's title by reason of nonpayment of taxes.

   16.  LIABILITY OF LESSOR.

        16.1 Except in the event of Lesser's negligence or willful misconduct and subject to Section 9.5 hereof, Lessee shall indemnify, defend, and hold harmless Lessor, at Lessee's expense, against (a) any default by Lessee or permitted assignee or subtenant hereunder; (b) any act or negligence of Lessee or any of the Lessee Parties; and (c) all claims for damages to persons or property by reason of the use or occupancy of the Premises not caused by Lessor. Lessee shall not be liable to Lessor, or Lessor's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its agents, servants or employees. Moreover, Lessor shall not be liable for any damage, injury, destruction, or theft to or of the Premises, the personal property of Lessee or any of the Lessee Parties, Lessee, or any of the Lessee Parties arising from any use of the Premises, or any sidewalks, entranceways, or parking areas serving the Premises, or the act or neglect of co-tenants or any other person, or the malfunction of any equipment or apparatus serving the Premises, or any loss thereof by mysterious disappearance or otherwise.

        16.2 Lessee expressly agrees to look solely to Lessor's interest in the Property for the recovery of any judgment against Lessor, it being agreed that Lessor (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors-in-interest.

   17.  RIGHT OF ENTRY.

        17.1 After reasonable notice to Lessee (except in case of an emergency) Lessor reserves the right, for itself, its mortgagees, or their respective agents and duly authorized representatives, to enter and be upon the Premises at any time and from time to time to inspect the Premises and to repair, maintain, alter, improve, and remodel, but Lessor shall not materially interfere with Lessee's normal operation Lessee shall not be entitled to any compensation, damages, or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Except as otherwise provided in this Lease, nothing contained in this Section 17.1 shall imply any duty on the part of Lessor to repair, maintain, alter, improve, or remodel.

        17.2 After reasonable notice to Lessee, Lessee shall permit Lessor or Lessor's agents at any reasonable hour of the day to enter into or upon and go through and view the Premises and to exhibit the Premises to prospective purchasers or tenants.

   18. BUILDING RULES AND REGULATIONS. Lessor reserves the right to establish reasonable rules and regulations pertaining to the use and occupancy of the Building, which rules and regulations may be changed by Lessor from time to time, and shall be uniformly applicable to all tenants in the Building. Lessee shall comply with any rules and regulations established by Lessor pursuant to this Section 18.

   19. PROPERTY LEFT ON THE PREMISES. Upon the expiration of this Lease, or if the Premises should be abandoned by Lessee, or if this Lease should terminate for any cause, or if Lessee should be dispossessed after default, if at the time of any such expiration, abandonment, termination or dispossession, Lessee or its assignees, subtenants, agents, servants, employees, contractors, or any other person controlled by Lessee or claiming under Lessee should leave any property of any kind or character in or upon the Premises, such property shall be the property of Lessor and the fact of such leaving of property in or upon the Premises shall be conclusive evidence of the intent by Lessee or such person to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. It is understood and acknowledged by the parties hereto that none of Lessor's servants, agents or employees, have or shall have the actual or apparent authority to waive any portion of this Section 19, and neither Lessee nor any other person designated above shall have any right to leave any such property upon the Premises beyond the time set forth herein without the written consent of Lessor. Lessor, its agents or attorneys, shall have the right and authority without notice to Lessee or anyone else, to remove and destroy, store, sell or otherwise dispose of, such property, or any part thereof, without being in any way liable to Lessee or anyone else therefor. Lessee shall be liable to Lessor for all reasonable and necessary expenses incurred in such removal and destruction, storage, sale or other disposition of such property. The said property removed or the proceeds from the sale or other disposition thereof shall belong to the Lessor as compensation for the removal and disposition of said property.

   20.  OTHER INTERESTS.

        20.1 This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Premises and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are hereinafter called the "Mortgage"); provided, however, that this subordination shall be effective if, and only if, the holder of any such Mortgage shall execute a subordination, non-disturbance and attornment agreement in a form reasonably satisfactory to Lessee agreeing that Lessee's rights to occupy the Premises in accordance with the terms of this Lease shall not be disturbed following foreclosure or delivery of a deed in lieu of foreclosure unless Lessee is in default of its obligations hereunder beyond applicable notice and cure periods. As of the date hereof, no Mortgage presently encumbers the Building. In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge, and deliver any instrument which may be required to evidence subordination to any Mortgage and, to the holder thereof, and, in the event of a failure so to do, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable. Lessee hereby waives and releases any claim it might have against Lessor or any other party for any actions lawfully taken by the holder of any Mortgage.

        20.2 In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises other than a transfer for security purposes only, Lessor shall be relieved, from and after the date of transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor at the time of transfer in which Lessee has an interest shall be delivered to the successor of Lessor. This Lease shall not be affected by any such sale and Lessee shall attorn to the purchaser or assignee.

        20.3 In the event of the enforcement by the holder of any Mortgage, Lessee will, upon request of any person or party succeeding to the interest of said holder, as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be (w) bound by any prepayment by Lessee to Lessor of Base Rental or additional rent or advance rent for a period of more than one month in advance), and all such rent shall remain due and owing notwithstanding such advance payment, (x) liable for any act or omission of any prior lessor (including Lessor) or be subject to any offsets, defenses or termination rights of Lessee relating solely to any prior lessor; (y) bound by any amendment or modification of this Lease made without the written consent of such holder; or (z) personally liable for monetary damages arising from a breach under the Lease after such enforcement, the sole recourse of Lessee against such successor in interest on account of such breach being limited (to the extent of any judgment obtained for monetary damages) to such successor in interest's interest in the Property. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Lessor in performing its covenants or obligations hereunder which would give Lessee the right to terminate this Lease, Lessee shall not exercise such right unless and until (aa) Lessee gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to any holder(s) of any such mortgage, deed of trust or deed to secure debt who has theretofore notified Lessee in writing of its interest and the address to which notices are to be sent, and (bb) said holder(s) fail to undertake action to cure said default within thirty (30) days from the giving of such notice by Lessee. The provisions of Section 20 shall govern the manner and effective date of any notice to be given by Lessee to any such parties.

   21. LANDLORD'S LIEN. All property of Lessee now or subsequently located upon the Premises during the Lease Term shall be held and bound by a lien for payment of rent, damages and all other payments required to be made by Lessee under this Lease, and for full performance of all agreements to be performed by Lessee hereunder.

   22. DELAYED POSSESSION. If Lessor shall fail to deliver to Lessee actual possession of the Premises by the Commencement Date, as adjusted under Section 1, then rent shall abate until possession is given, but Lessor shall not be liable to Lessee for such failure, and the Commencement Date shall become the date on which possession is given. Notwithstanding the foregoing, however, if the Premises are not available for occupancy by Lessee on the date that is sixty
(60) days after the Commencement Date, as adjusted, this Lease shall be voidable by either party, and if voided, all payments made to Lessor by Lessee hereunder, if any, shall be immediately refunded to Lessee by Lessor; provided, however, that such date shall be extended to the extent that construction is delayed by any of the reasons set forth in Section 8 or other conditions beyond Lessor's control or by amendments to the working drawings for the improvements to the Premises requested by Lessee. The Premises shall be "available for occupancy" when a Certificate of Occupancy has been issued for the Premises.

   23. HOLDING OVER. There shall be no renewal, extension, or reinstatement of this Lease by operation of law. In the event of holding over by Lessee after the expiration or sooner termination of this Lease, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at sufferance and all of the terms, covenants, and conditions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as Base Rent for the period of the hold over an amount equal to one and one-half times the Base Rent which would have been payable by Lessee under Section 2.1 hereof, as adjusted, had the hold-over period been part of the original Lease Term, together with all additional rent due hereunder and together with any other Amount Due under this Lease. The rent payable by Lessee during the hold-over period shall be payable to Lessor on demand. If Lessee holds over as a tenant at sufferance, Lessee shall vacate and deliver the Premises to Lessor upon demand. In the event Lessee fails to surrender the Premises to Lessor upon expiration or other termination of this Lease or of such tenancy at sufferance, then Lessee shall indemnify Lessor against any and all loss or liability resulting from any delay of Lessee in surrendering the Premises, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises and any attorneys' fees related thereto.

   24. NO WAIVER. Lessee understands and acknowledges that no assent, express or implied, by Lessor to any breach of any one or more of the terms, covenants or conditions hereof shall be deemed or taken to be a waiver of any succeeding or other breach, whether of the same or any other term, covenant or condition hereof.

   25. BINDING EFFECT. All terms and provisions of this Lease shall be binding upon and apply to the successors, permitted assigns, and legal representatives of Lessor and Lessee or any person claiming by, through, or under either of them or their agents or attorneys, subject always, as to Lessee, to the restrictions contained in Section 11 hereof.

   26. COMPLIANCE WITH PROTECTIVE COVENANTS. In addition to and without in any way limiting any of the other provisions of this Lease, Lessee shall comply with any protective covenants now or hereafter of record against the Building or the Property and with any changes to the covenants duly adopted. It is expressly acknowledged that all uses of the Building and Premises are subject to the covenants, conditions and restrictions of Forsyth County filed at Deed Book
578, Page 504, Forsyth County, Georgia, records, as amended and extended.

   27. SIGNS. Lessee shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction (hereinafter collectively called "Signs") on the exterior of the Premises, the Common Areas of the Building, the interior surface of glass and any other location which could be visible from outside of the Premises without first securing written consent from Lessor therefor. Any Sign permitted by Lessor shall at all times conform with all municipal ordinances or other laws, regulations, deed restrictions, and protective covenants applicable thereto. Lessee shall remove all Signs at the expiration or other termination of this Lease, at Lessee's sole risk and expense, and shall in a good and workmanlike manner properly repair any damage caused by the installation, existence, or removal of Lessee's Signs. Lessee shall have the right to place its corporate name on the Building monument sign, which sign face will be shared with other Building tenants. The signage will be subject to approval from the Johns Creek architectural design review committee.

   28.  INTENTIONALLY DELETED.

   29. ESTOPPEL CERTIFICATE. Lessee shall, at any time and from time to time, upon not less than ten (10) business days' prior written notice from Lessor, execute, acknowledge, and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and other charges are paid, and acknowledging that Lessee is paying rent on a current basis with no offsets or claims, and that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder (or specifying the offsets, claims, or defaults, if any are claimed), and such other information (including but not limited to the most recent financial statements) reasonably required by Lessor. It is expressly understood and acknowledged that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property or by any other person to whom it is delivered.

   30. SEVERABILITY. The terms, conditions, covenants, and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but the other clauses or provisions shall remain in full force and effect.

   31. ENTIRE AGREEMENT. Lessee acknowledges that there are no covenants, representations, warranties, or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and that this Lease together with the Exhibits attached hereto constitutes the entire agreement between the parties hereto and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by Lessor and Lessee.

   32. CUMULATIVE REMEDIES. In the event of any default, breach, or threatened breach by Lessee of any of the covenants or provisions hereto, Lessor shall, in addition to all other remedies as provided by this Lease, have the right of injunction and/or damages and the right to invoke any remedy allowed at law or in equity, and may have any one or more of the remedies contemporaneously. The various rights, remedies, powers, options, and elections of Lessor reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others, or of such other rights, remedies, powers, options, or elections as are now, or may hereafter, be conferred upon Lessor by law.

   33.  PARKING AREAS AND COMMON AREA CONTROL.

        33.1 Lessee acknowledges and agrees that the common areas of the Building including, without limiting the generality of the foregoing, lawns, gardens, parking areas, sidewalks, driveways, foyers, hallways, washrooms, and stairwells not within the Premises shall at all times be subject to the exclusive control and management of Lessor. Lessor shall have the right to change the area, level, location, and arrangement of common areas so long as in so doing Lessor does not materially and adversely affect ingress to and egress from the Building or the Premises.

        33.2 Lessee and the Lessee Parties shall not use more than Lessee's proportionate share of the parking spaces in the parking areas made available to the Building by Lessor. Lessee covenants and agrees to fully cooperate with Lessor in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas. It is expressly understood that Lessee will only require one loading dock to serve the Premises, and that the truck loading area to the rear of the Building will be available for use as a parking area, and Lessee's proportionate share of parking shall be agreed to be four (4) parking spaces per 1,000 usable square feet of leased space (being 334 spaces).

   34. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the United States mail, return receipt requested, addressed to the parties at the respective addresses set out below:

   If to Lessee:  Prior to the Commencement Date:

                     SQL Financials International, Inc.
                     3950 Johns Creek Court
                     Suite 100
                     Suwanee, Georgia 30174
                     Attn:  Chief Financial Officer

                  After the Commencement Date:

                     SQL Financials International, Inc.
                     3970 Johns Creek Court
                     Suite _______
                     Suwanee, Georgia 30174
                     Attn:  Chief Financial Officer


   If to Lessor:     Technology Park/Atlanta, Inc.
                     Suite 150
                     11555 Medlock Bridge Road
                     Duluth, Georgia 30097
                     Attention:  President

or to such other addresses as the parties may direct from time to time by thirty
(30) days' written notice. However, the time period in which a response to any notice, demand, or request must be given, if any, shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, or request sent. Lessee hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices in connection therewith, the person in charge of or occupying the Premises at the time; and if no person is in charge of or occupying the Premises, then the service or notice may be made by attaching it on the main entrance to the Premises and on the same day enclosing, directing, stamping, and marking by first class mail a copy of the service or notice to Lessee at the last known address of Lessee.

   35. RECORDING. Neither this Lease nor any portion hereof shall be recorded unless both parties hereto agree to the recording.

   36. ATTORNEYS' FEES. Lessee or Lessor agrees to pay the other party's reasonable attorneys' fees, collection costs, and other costs and expenses which the prevailing party incurs in enforcing any of the obligations of either party under this Lease.

   37. HOMESTEAD. Lessee waives all homestead rights and exemptions which it may have under any law as against any obligations owing under this Lease. Lessee hereby assigns to Lessor its homestead right and exemption.

   38.  TIME OF ESSENCE.  Time is of the essence of this Lease.

   39. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between Lessor and Lessee, and nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, or of any relationship other than landlord and tenant, between the parties hereto. No estate shall pass out of Lessor and Lessee has only a usufruct not subject to levy and sale.

   40. ACCORD AND SATISFACTION. No payment by Lessee or receipt by Lessor of a lesser amount than the Base Rent, additional rent, or any other Amount Due herein stipulated shall be deemed to be other than on account of the earliest of such amount then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor may accept the check or payment without prejudice to Lessor's right to recover the balance of the rent or pursue any other remedy provided in this Lease.

   41. BROKERS' FEES. With the exception of TPA Realty Services, Inc., broker representing Lessor and Tishman Real Estate Services Company, broker representing Lessee; Lessor and Lessee warrant and represent, each to the other, that it has had no dealings with any broker or agent in connection with this Lease, and Lessor and Lessee hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to this Lease or the negotiation thereof. Lessor hereby discloses that Lessor is a licensed broker in the State of Georgia but acting as a principal in this transaction.

   42.  MISCELLANEOUS.

        42.1 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural unless the context otherwise requires.

        42.2 The captions are inserted in this Lease for convenience only, and in no way define, limit, or describe the scope or intent of this Lease, or of any provision hereof, nor in any way affect the interpretation of this Lease.

        42.3 This Lease is made and delivered in the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia.

        For additional terms and stipulations of this Lease, if any, see EXHIBIT "C", attached hereto and by this reference incorporated herein.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                           LESSOR:    TECHNOLOGY PARK ATLANTA, INC.
                                      a Georgia Corporation


                                      BY:  /s/ Richard R. O'Brien
                                        -----------------------------------
                                            Richard R. O'Brien
                                            President

                                                [Corporate Seal]



                           LESSEE: SQL FINANCIALS INTERNATIONAL, INC. a Delaware Corporation

                                      BY:  /s/
                                        -----------------------------------
                                      TITLE:
                                            -------------------------------
                                      ITS:
                                          ---------------------------------

                                      ATTEST: /s/
                                             ------------------------------
                                      NAME:
                                           --------------------------------
                                      ITS:
                                          ---------------------------------

                                                  [Corporate Seal]

                             SCHEDULE OF EXHIBITS


                     EXHIBIT "A"      Legal Description

                     EXHIBIT "B"      Outline of Premises

                     EXHIBIT "C"      Special Stipulations

                                  EXHIBIT "C"

                             SPECIAL STIPULATIONS
                             --------------------


   1.  FIRST RIGHT TO LEASE

        1.1 Should any portion of the Building become vacant during the Lease Term or any renewal, which vacancy is contiguous to the Premises, and which shall be called the First Right to Lease Space ( hereinafter called "FRTL Space"); and if Lessor receives an offer to lease said space acceptable to Lessor (hereinafter called the "FRTL Lease Offer"), then Lessor shall give Lessee written notice of the FRTL Lease Offer setting forth the terms and conditions thereof.

        1.2 Lessee shall have and Lessor hereby grants to Lessee a first right of refusal, exercisable at any time within five (5) business days from the date of receipt of such notice, to include the FRTL space within the Premises and under this Lease upon the terms and conditions set forth in the applicable FRTL Lease Offer. If Lessee elects to exercise its first right of refusal, it shall prior to the end of such five (5) business day period, submit written notice of such exercise to the Lessor.

        1.3 Notwithstanding anything contained herein to the contrary, Lessee shall have no right to exercise such first right of refusal unless Lessee shall not be in notified default of its obligations under this Lease beyond applicable periods of notice and cure.

        1.4 Lessee may not assign its first right of refusal except to a permitted assignee of all of Lessee's rights under this Lease and then only in conjunction with an assignment of this Lease.

        1.5 Except as otherwise set forth in the applicable FRTL Lease Offer, the leasehold improvements, if any, remaining in such space and not subject to removal by the former lessee, thereof will be provided in their then existing condition at the time said space is made available to Lessee.

        1.6 Except as set forth above, in all respects, any such FRTL Space as to which such option is exercised shall become a part of the Premises and any reference in this Lease to such Premises shall be deemed to include such space, and Lessee shall have no right to extend or sooner terminate this Lease with respect to the FRTL Space unless otherwise provided in the FRTL Lease Offer.

        1.7 Lessee shall exercise its first right of refusal, if at all, within five (5) business days after the Notice is received by Lessee; provided, however Lessee shall use its reasonable efforts to respond in as short a time period as the circumstances dictate. Lessee's obligation to pay the Annual Base Rental for such space shall commence on the earlier of (i) the commencement date provided for in the FRTL Lease Offer, or (ii) the date Lessee occupies any portion of such FRTL Space.

        1.8 In the event Lessee fails or elects not to exercise any first right of refusal within said five (5) business day period, then Lessor shall have the right to lease such space to the third party who made the offer to Lessor, but if Lessor does not execute a lease pertaining to the applicable FRTL Space with that third party within six (6) months after the date it provided Lessee the applicable FRTL Offer, Lessee's first right to refusal as set forth herein shall again be effective and Lessor must offer the applicable FRTL Space to Lessee upon receipt of any offer to lease that space.

   2. RENEWAL OPTION. Provided that Lessee is not in default of this Lease beyond any notice and beyond any cure periods, Lessor hereby grants Lessee an option to extend the Lease Term for up to two (2) additional five (5) year periods by giving written notice to Lessor two hundred seventy (270) days prior to the expiration of the original Lease Term, or first extended Lease Term, as the case may be. The Annual Base Rent during the renewal term will be at the "Market Rate" prevailing for renewals of similar quality space located in the submarket called North Fulton and South Forsyth Counties of Atlanta, Georgia. "Market Rate" shall be defined as the then "fair market rental value" of the Premises as of the date of commencement of the renewal term, determined in accordance with the provisions set forth below. The "fair market rental value" of the Premises shall mean the rental (taking into consideration any tenant improvement allowance, or other concessions) that would be agreed to by a lessor and a lessee, each of whom is willing, but neither of whom is compelled, to enter into a renewal of the lease transaction. The fair market rental value shall be determined assuming the fair market rental value shall be projected to the commencement date of the renewal term. The fair market rental value to be determined shall take into account the following factors:

   i. Rental for comparable renewal or extension premises in comparable existing buildings, (taking into consideration, but not limited to, use, and location within the applicable building improvements to the Premises, definition of rentable area, quality, age and location of the comparable buildings);

   ii.  The length of the rental term;

   iii.  The quality and credit worthiness of the Lessee.

If the Lessor and Lessee are unable to agree upon the fair market rental value within one hundred eighty (180) days prior to the expiration of the Original Lease Term, or extended Lease Term, as the case may be, then the determination of fair market rental value shall be determined by three appraisers selected according to the provisions of the American Arbitration Association, and appraisers to have the MAI designation and a minimum of ten (10) years experience in the Atlanta commercial real estate market. The cost of arbitration shall be shared equally by Lessor and Lessee. There shall be no further extensions or renewals of the Lease Term, except as expressly agreed to by the parties hereto in writing. During the extended Lease Term, Lessor shall have no obligations to make any alterations or improvements to the Premises under Section 10 hereof. Lessor shall have no obligation in the extended Lease Term to pay any building allowances, design allowances or similar items to Lessee.